Amendment No. 8

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 8 To Transfer Agency and Shareholder Services Agreement (“Amendment No. 8”), dated as of November 12, 2020 (“Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and GuideStone Funds (the “Trust”), on its own behalf and on behalf of each of its Portfolios listed on Schedule B.

Background

BNYM and the Trust previously entered into the Transfer Agency and Shareholder Services Agreement, made as of December 14, 2012 (“Original Agreement”), Amendment No. 1 to Transfer Agency and Shareholder Services Agreement, dated as of January 1, 2014, Amendment No. 2 to Transfer Agency and Shareholder Services Agreement, dated as of April 30, 2015, Amendment No. 3 To Transfer Agency And Shareholder Services Agreement, dated as of May 1, 2016, Termination Amendment To Transfer Agency And Shareholder Services Agreement, dated as of December 31, 2016, Amendment No. 5 to Transfer Agency and Shareholder Services Agreement, dated as of May 1, 2017, Amendment No. 6 to Transfer Agency and Shareholder Services Agreement, dated as of June 1, 2017 and Amendment No.7 to Transfer Agency and Shareholder Services Agreement, dated as of July 5, 2018 (collectively, the “Current Agreement”).

Terms

IN CONSIDERATION of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule B in its entirety and replacing it with Schedule B, dated November 12, 2020, attached to Amendment No. 8 to Transfer Agency and Shareholder Services Agreement, dated as of November 12, 2020, between BNYM and the Trust.

2. Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule B by virtue of this Amendment No. 8 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 8, it becomes and is a party to the Current Agreement as amended by this Amendment No. 8 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment No. 8 as it has in the Current Agreement.

3. Remainder of Current Agreement. Except as specifically modified by this Amendment No. 8, all terms and conditions of the Current Agreement shall remain in full force and effect.

3. Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 8.

4. Entire Agreement. This Amendment No. 8 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5. Signatures; Counterparts. The parties expressly agree that this Amendment No. 8 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 8, by a manual signature on a copy of Amendment No. 8 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 8 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 8 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 8 or of executed signature pages to counterparts of this Amendment No. 8, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 8 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 8.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 8 to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 8 by Electronic Signature, affirms authorization to execute this Amendment No. 8 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 8 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:

Name:

Title:

GuideStone Funds
On its own behalf and on behalf of each Fund, each in its individual and separate capacity

By:

Name:	Melanie Childers

Title:	Vice President – Fund Operations

SCHEDULE B

(Dated: November 12, 2020)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency and Shareholder Services Agreement dated as of December 14, 2012 between BNY Mellon Investment Servicing (US) Inc. and GuideStone Funds.

FUND	CLASS

TARGET DATE FUNDS

MyDestination 2015 Fund	Institutional
MyDestination 2015 Fund	Investor
MyDestination 2025 Fund	Institutional
MyDestination 2025 Fund	Investor
MyDestination 2035 Fund	Institutional
MyDestination 2035 Fund	Investor
MyDestination 2045 Fund	Institutional
MyDestination 2045 Fund	Investor
MyDestination 2055 Fund	Institutional
MyDestination 2055 Fund	Investor

TARGET RISK FUNDS
Aggressive Allocation Fund	Institutional
Aggressive Allocation Fund	Investor
Balanced Allocation Fund	Institutional
Balanced Allocation Fund	Investor
Conservative Allocation Fund	Institutional
Conservative Allocation Fund	Investor
Growth Allocation Fund	Institutional
Growth Allocation Fund	Investor

SELECT FUNDS
Defensive Market Strategies Fund	Institutional
Defensive Market Strategies Fund	Investor
Emerging Markets Equity Fund	Institutional
Emerging Markets Equity Fund	Investor
Equity Index Fund	Institutional
Equity Index Fund	Investor
Extended-Duration Bond Fund[1]	Institutional
Extended-Duration Bond Fund¹	Investor
Strategic Alternatives Fund	Institutional
Strategic Alternatives Fund	Investor
Global Bond Fund	Institutional
Global Bond Fund	Investor
Global Impact Fund[2]	Investor
Global Impact Fund[2]	Institutional

Growth Equity Fund	Institutional
Growth Equity Fund	Investor

[1]	Extended-Duration Bond Fund expected to liquidate effective January 26, 2021. Will not appear on future versions of Schedule B.
[2]	Global Impact Fund is expected to commence offering shares to the public on January 29, 2021.

International Equity Fund	Institutional
International Equity Fund	Investor
International Equity Index Fund	Institutional
Low-Duration Bond Fund	Institutional
Low-Duration Bond Fund	Investor
Medium-Duration Bond Fund	Institutional
Medium-Duration Bond Fund	Investor
Money Market Fund	Institutional
Money Market Fund	Investor
Global Real Estate Securities Fund	Institutional
Global Real Estate Securities Fund	Investor
Small Cap Equity Fund	Institutional
Small Cap Equity Fund	Investor
Value Equity Fund	Institutional
Value Equity Fund	Investor